Exhibit 99.1

Public Relations:	Investor Relations:
Nancy Sheffield	John J. Hanlon
Tsantes Consulting Group	Synplicity, Inc.
(408) 426-4906	(408) 215-6000
nsheffield@tsantes.com	ir@synplicity.com

SYNPLICITY ANNOUNCES FIRST QUARTER 2008 RESULTS

SUNNYVALE, Calif., April 22, 2008— Synplicity®, Inc. (Nasdaq: SYNP), a leading supplier of innovative IC design and verification solutions, today announced financial results for the quarter ended March 31, 2008.

Revenue for the quarter ended March 31, 2008 was $18.6 million, compared to $14.9 million for the quarter ended March 31, 2007. On a generally accepted accounting principles (GAAP) basis, net loss was $1.9 million, or $(0.07) per diluted share for the quarter ended March 31, 2008 compared to a net income of $654,000, or $0.02 per diluted share for the quarter ended March 31, 2007. For the quarter ended March 31, 2008, GAAP net loss included $1.4 million in expenses related to the pending merger of Synplicity and Synopsys, Inc., $849,000 in amortization of intangible assets and $809,000 of stock-based compensation expense. For the quarter ended March 31, 2007, GAAP net income included $248,000 in amortization of intangible assets and $879,000 of stock-based compensation expense.

“We are pleased to report that revenue in the first quarter of 2008 came in ahead of our expectations,” said Gary Meyers, president and CEO of Synplicity. “Our ConfirmaTM product line for ASIC verification again showed substantial year over year revenue growth. Our unique combination of hardware, software and global support organization is driving market share gains in this important segment,” concluded Meyers.

On March 20, 2008, Synplicity and Synopsys announced that the companies had signed a definitive merger agreement for Synplicity to be acquired by Synopsys. The closing of the merger is subject to the satisfaction of certain conditions, including the approval of Synplicity’s shareholders and other regulatory approvals, including HSR approval.

Audio Webcast

The Company’s earnings call will be webcast today at 2:00 p.m. Pacific, and may be accessed at http://investor.synplicity.com. The Company will discuss its first quarter 2008 results. Following completion of the call, a rebroadcast of the webcast will be available at http://investor.synplicity.com through June 30, 2008. For those without access to the Internet, a replay of the call will be available from 5:00 p.m. Pacific on April 22, 2008 through May 6, 2008. To listen to a replay, call
(719) 457-0820, access code 1479317.

Business Outlook

In light of the pending acquisition of Synplicity by Synopsys, Synplicity is withdrawing its 2008 business outlook and will not be providing a business outlook for the second quarter of 2008.

About Synplicity

Synplicity®, Inc. (Nasdaq: SYNP) is a leading supplier of innovative software and hardware solutions for the design and verification of semiconductors that serve a wide range of communications, military/aerospace, consumer, semiconductor, computer, and other electronic systems markets. Synplicity’s FPGA implementation tools provide outstanding performance, cost and time-to-market benefits by simplifying, improving and automating design planning, logic synthesis and physical synthesis for FPGA and DSP designs. The combination of the company’s ASIC verification and FPGA-based prototyping software tools and HAPS ASIC prototyping hardware, provide designers with a comprehensive at-speed ASIC / ASSP verification flow known as the ConfirmaTM platform which dramatically accelerates functional verification of FPGAs and ASICs. Synplicity is the number one supplier of FPGA synthesis tools and its physical synthesis and ASIC verification technology are the recipients of several prestigious industry awards. Synplicity products support industry-standard design languages (VHDL and Verilog) and run on popular platforms. The company operates in over 20 facilities worldwide and is headquartered in Sunnyvale, California. For more information visit http://www.synplicity.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties concerning Synopsys’ proposed acquisition of Synplicity and the acceptance of the Confirma platform.  Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties.  The potential risks and uncertainties include, among others, the possibility that the transaction will not close, that the closing may be delayed or that the companies may be required to modify aspects of the transaction to obtain regulatory approval, as well as lack of customer acceptance of the Confirma platform.  Neither Synopsys nor Synplicity undertakes any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.

Additional Information

On April 17, 2008, Synplicity filed a definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) regarding the proposed acquisition of Synplicity by Synopsys. Investors and security holders of Synplicity are urged to read the definitive proxy statement and any other relevant materials filed by Synopsys or Synplicity with the SEC because they contain, or will contain, important information about Synopsys, Synplicity and the proposed acquisition.  The definitive proxy statement has been mailed to the security holders of Synplicity.  The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by Synopsys or Synplicity with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Synopsys by contacting Synopsys Investor Relations, 700 East Middlefield Road, Mountain View, California, 94043, (650) 584-5000. Investors and security holders may obtain free copies of the documents filed with the SEC by Synplicity by contacting Synplicity Investor Relations, 600 W. California Avenue, Sunnyvale, California, 94086, (408) 215-6000.

Synplicity and its officers and directors may be deemed to be participants in the solicitation of proxies from Synplicity’s shareholders with respect to the merger.  A description of any interests that these officers and directors have in the merger will be available in the proxy statement. Additional information concerning Synplicity’s directors and executive officers is set forth in Synplicity’s Amendment No.1 to Annual Report on Form 10-K, which was filed with the SEC on April 4, 2008.  These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Synplicity’s Investor Relations page on its corporate website at www.synplicity.com.

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Synplicity is a registered trademark of Synplicity, Inc. All other brands or products are the trademarks or registered trademarks of their owners.

SYNPLICITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2008	2007(1)
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents and short-term investments	$47,269	$42,991
Restricted cash	2,700	2,700
Accounts receivable, net	12,037	15,513
Inventories	3,354	1,308
Prepaid expenses	2,471	1,807
Other current assets	823	724
Short-term deferred tax assets	3,872	2,701
Total current assets	72,526	67,744
Restricted cash	2,700	2,700
Property and equipment, net	3,652	3,206
Goodwill	9,098	9,098
Intangible assets, net	9,340	10,189
Other assets	1,370	1,340
Long-term deferred tax assets	7,136	7,073
Total assets	$105,822	$101,350

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$5,225	$2,067
Accrued liabilities	2,732	1,715
Accrued compensation	4,926	5,258
Deferred revenue	19,061	18,616
Short-term other liabilities	99	36
Short-term deferred income taxes	1,614	922
Total current liabilities	33,657	28,614
Long-term other liabilities	279	427
Long-term deferred income taxes	1,558	2,317
Shareholders’ equity:
Common stock	63,011	61,320
Retained earnings	6,981	8,837
Accumulated other comprehensive loss	336	(165)
Total shareholders’ equity	70,328	69,992
Total liabilities and shareholders’ equity	105,822	$101,350

(1) Derived from audited financial statements.

SYNPLICITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Revenue:
License and systems	$8,115	$3,884
Maintenance	7,159	6,617
Bundled license and services	3,316	4,398
Total revenue	18,590	14,899
Cost of revenue:(2)
Cost of license and systems	1,310	30
Cost of maintenance	501	382
Cost of bundled license and services	46	95
Amortization of intangible assets	550	248
Total cost of revenue	2,407	755
Gross profit.	16,183	14,144
Operating expenses:(2)
Research and development	6,899	5,795
Sales and marketing	7,434	6,213
General and administrative	2,332	2,059
Amortization of intangible assets	299	—
Costs related to pending acquisition	1,419	—
Total operating expenses	18,383	14,067
Income (loss) from operations	(2,200)	77
Other income, net	122	885
Income (loss) before income taxes	(2,078)	962
Income tax provision (benefit)	(222)	308
Net income (loss)	$(1,856)	$654
Net income (loss) per share:
Basic and diluted net income (loss) per share	$(0.07)	$0.02
Shares used in basic per share calculation	26,442	26,720
Shares used in diluted per share calculation	26,442	27,719

(2) Amortization of stock-based compensation expense relates to the following:

	Three Months Ended March 31,
	2008	2007
Cost of maintenance	$28	$23
Research and development	344	394
Sales and marketing	224	233
General and administrative	213	229